PROMISSORY NOTE

$500,000.00                                                     December 4, 2008

     FOR VALUE RECEIVED AND ACKNOWLEDGED, the undersigned, PURE BIOFUELS CORP., a corporation incorporated under the laws of the state of Nevada ("Payor"), hereby unconditionally promises to pay to the order of PLAINFIELD PERU I LLC, a Delaware limited liability company or its permitted assigns ("Payee") with an address c/o Plainfield Asset Management LLC, 55 Railroad Avenue, Greenwich, CT 06830, in lawful money of the United States of America and in immediately available funds, the principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00). Payor shall pay the principal amount to Payee in one (1) installment of $500,000.00 on the earlier of (a) January 15, 2009 and (b) the date Payor enters into an agreement with Banco Internacional del Peru - Interbank ("Interbank Peru") pursuant to which Interbank Peru will provide term loan financing for Payor and/or one or more of its existing majority-owned subsidiaries (Pure Biofuels del Peru S.A.C., Palma Industrial S.A.C., Ecopalma S.A.C., Aceite Pucallpa S.A.C., Palmas Tropicales S.A.C. Palmas De Oriente S.A.C. and Pucapalma S.A.C.), as borrower(s), in a principal amount of not less than $40,330,000 (January 15, 2009 or such earlier date, the "Maturity Date").

     1. Payments. All payments hereunder shall be made at the address of Payee set forth herein or at such other place as Payee may, from time to time, designate.

     This Note may be prepaid, in whole or in part, at any time by Payor without premium or penalty.

     2. Events of Default; Acceleration. If any one or more of the following events (each hereinafter referred to as an "Event of Default") shall have occurred and be continuing and shall not have been cured or waived:

          (a) if payment of the principal amount of or any other sums due under this Note (whether at the Maturity Date or by acceleration or otherwise) is not made when due;

          (b) if default shall be made in the performance or observance of any covenant, agreement or provision to be performed or observed by Payor under this Note;

          (c) if Payor or any of its subsidiaries shall (i) admit in writing its inability to, or generally becomes unable to, pay its debts as they become due; (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided; (iii) make a general assignment for the benefit of its creditors; (iv) consent to the appointment of a receiver, trustee, custodian or other similar official for all or any substantial part of its
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property or to the filing of a petition against it under said bankruptcy law;
(v) be adjudicated insolvent or bankrupt; (vi) have entered against it a court order appointing a receiver, trustee, custodian or other similar official for all or any substantial part of its property, or approving a filing in good faith of a petition filed against it under said bankruptcy law (in both cases without its consent); (vii) allow the assumption of custody or sequestration by a court of competent jurisdiction of all or any substantially part of its property; or
(viii) permit an attachment to be made on any substantial part of its property or assets; or

          (d) if any indebtedness (other than this Note) of Payor or any its subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be an Event of Default under this Section 2(d) unless the aggregate principal amount of all such indebtedness is at least $100,000;

then, and in each and every such case, Payee may declare the principal amount to be immediately due and payable and thereupon, if such Event of Default is not remedied or cured within (i) five (5) days with respect to an Event of Default under subsections (a) and (d) above, and (ii) thirty (30) days with respect to an Event of Default under subsection (b) above, in each case after notice thereof to Payor by Payee, such amounts shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and Payee shall be entitled to receive, to the extent lawful, reasonable attorneys' fees for the collection of such amounts; provided that if an Event of Default under subsection (c) above shall occur with respect to Payor or any of its subsidiaries, this Note shall automatically become immediately due and payable without the giving of any such notice.

     3.   Special Provisions.

     (a) Warrants Issued Upon Issuance of this Note. In partial consideration for Payee purchasing this Note from Payor, Payor hereby agrees to issue to Payee on the date hereof duly authorized and validly issued seven-year warrants to purchase 3,333,333 shares of the common stock, par value $.001 per share, of Payor (the "Common Stock") at an exercise price of $0.30 per share of Common Stock (the "Warrants"). The Warrants shall be substantially in the form set forth in Exhibit A.

     (b) Additional Warrants to be Issued. If an Event of Default under Section 2(a) above occurs and is continuing, then Payor shall issue to Payee on the date of such Event of Default duly authorized and validly issued seven-year warrants to purchase 13,333,333 shares of Common Stock at an exercise price of $0.30 per share of Common Stock. The Additional Warrants shall be substantially in the form set forth in Exhibit A.

     (c) Conversion of this Note. If an Event of Default under Section 2(a) above occurs and is continuing, then in addition to the issuance of the Additional Warrants pursuant to subsection (b) above, this Note shall be converted at Payee's option into, and Payor shall issue to Payee on the date of such Event of Default either (i) a note

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evidencing a three-month term loan bearing an interest rate of 15% per annum to be paid in debt securities having identical terms and conditions to such three-month term loan or (ii) the number of duly authorized and validly issued shares of Common Stock equal to the total amount of principal outstanding on this Note divided by a conversion price of $0.30, such amount of principal outstanding to be measured on the date of such Event of Default.

     4. Waivers. No course of dealing between Payor and Payee or any delay on the part of Payee in exercising any rights hereunder shall operate as a waiver of any rights of Payee, except to the extent expressly waived in writing by Payee. No delay or omission by Payee to exercise any right hereunder shall impair any such right or operate as a waiver thereof or of default hereunder nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law or in equity. Payor hereby waives, unless otherwise provided for in this Note, demand, notice of presentment, protest, notice of dishonor and protest, rights of extension and any defense by reason of extension of time or other indulgences granted by Payee.

     5. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Note shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service. Notices shall be delivered as follows:

          If to Payor:          Pure Biofuels Corp.
                                Av. Canaval y Moreyra 380 of 402
                                San Isidro, Lima
                                Peru
                                Attention: Luis Goyzueta
                                Telephone: +511-221-7365
                                Facsimile: +511-221-7347

          with a copy to:       Pure Biofuels Corp.
                                1250 Connecticut Avenue, Suite 200
                                Washington DC, 20036
                                Attention: Brian Alperstein
                                Telephone: 202-261-3520
                                Facsimile: 202-261-3523

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          And to:               DLA Piper LLP (US)
                                1251 Avenue of the Americas
                                New York, NY 10020-1104
                                Attn: Daniel I. Goldberg, Esq.
                                Telephone: 212-335-4966
                                Facsimile: 212-884-8466

          if to Payee:          to its most recent address as set forth
                                in the books and records of Payor

          with a copy to:       Plainfield Asset Management LLC
                                55 Railroad Avenue
                                Greenwich, CT 06830
                                Attention: General Counsel
                                Telephone: 203-302-1700
                                Facsimile: 203-302-1779

          And to:               White & Case LLP
                                1155 Avenue of the Americas
                                New York, New York  10036
                                Attn: Thomas P. Higgins, Esq.
                                Telephone: 212-819-8813
                                Facsimile: 212-354-8113

     6. Modifications. No modification or waiver of any of the provisions of this Note shall be effective unless in writing and signed by Payee, and then only to the extent set forth in said writing, nor shall any such modification or waiver be applicable except in the specific instance for which it is given.

     7. Replacement of Note. Upon receipt by Payor of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of such Note, if mutilated, Payor will make and deliver in lieu or such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

     8. Further Assurances. Payor agrees to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Note.

     9. Assignment. This Note shall bind Payor and its successors and assigns, and shall inure to the benefit of Payee and its successors and assigns.

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     10.  Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury
Trial. (a) THIS NOTE AND THE RIGHTS OF THE HOLDER AND THE OBLIGATIONS OF PAYOR HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEVADA (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT WITHIN THE COUNTY OF CLARK, STATE OF NEVADA, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, PAYOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. PAYOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. PAYOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 5, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. PAYOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDER OF THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST PAYOR IN ANY OTHER JURISDICTION.

     (b) PAYOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) PAYOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

     11. Miscellaneous. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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          IN WITNESS WHEREOF, Payor has duly executed this Note on the day and year first above written.

                                                 PURE BIOFUELS CORP.


                                                 By:  /s/ Luis Goyzueta
                                                     ---------------------------
                                                 Name:   Luis Goyzueta
                                                 Title:  Chief Executive Officer

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                                                                       EXHIBIT A

                   [FORM OF WARRANTS AND ADDITIONAL WARRANTS]

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